Exhibit 4.162

MORIN AMENDMENT AGREEMENT #2

AMENDMENT AGREEMENT dated for reference the 14th day of May 2009

BETWEEN:

AMADOR GOLD CORP.
Suite 711 - 675 West Hastings Street
Vancouver, British Columbia  V6B 1N2

(the above hereinafter referred to as the "Optionee")

OF THE FIRST PART

AND:

DENIS MORIN
Ivanhoe Lake
Foleyet, Ontario  P0M 1T0

AND:

ROGER DENOMME
Post Office Box 1625
Timmins, Ontario P4N 7W8

(collectively referred to hereinafter as the "Optionors")

OF THE SECOND PART

WHEREAS the Optionee and the Optionor entered into an option agreement dated for reference the 28th day of May 2006 and an Amendment Agreement dated the 21st day of March 2007 (collectively, the “Morin Agreement”) and the parties wish to amend the terms of the Morin Agreement.

NOW THEREFORE in consideration of the premises and the mutual covenants and agreements herein contained, the parties agree as follows:

1.	Sections 3 and 4 to the Morin Agreement be deleted in their entirety and replaced with Sections 3 and 4 as written below:

“3.	TERMS OF THE OPTION

In order to maintain the Option in good standing and earn a 100% right, title and undivided interest in and to the Property, the Optionee, subject to paragraph 2, shall:

(a)	pay to the Optionor $10,000 upon receipt of regulatory approval (paid);

(b)	pay to the Optionor a further $20,000 on or before July 12, 2007 (paid);

(c)	pay to the Optionor a further $30,000 on or before July 12, 2008 (paid);

(d)	pay to the Optionor a further $30,000 on or before July 12, 2009;

(e)	issue to the Optionor 20,000 common shares of the Optionee upon receipt of regulatory approval (issued);

(f)	issue to the Optionor a further 40,000 common shares of the Optionee on or before July 12, 2007 (issued);

(g)	issue to the Optionor a further 60,000 common shares of the Optionee on or before July 12, 2008 (issued); and

(h)	issue to the Optionor a final 100,000 common shares of the Optionee on or before July 12, 2009.

4.	EXERCISE OF THE OPTION

If the Optionee has paid $90,000 and issued 220,000 common shares to the Optionor, the Optionee shall be deemed to have exercised the Option and will have acquired an undivided 100% right, title and interest in and to the Property, subject only to the Royalty Interest reserved to the Optionor.”

2.	In all other respects the terms of the Morin Agreement remain as written.

3.	Time shall be of the essence of this Amendment Agreement.

4.
The parties hereto covenant and agree to execute and deliver all such further documents as may be required to carry out the full intent and meaning of this Amendment Agreement and to effect the transactions contemplated hereby.

5.	This Amendment Agreement shall be governed by and interpreted in accordance with the laws of the Province of Ontario.

6.
This Amendment Agreement together with the Morin Agreement constitutes the entire agreement between the parties and supersedes all previous understandings, communications, representations and agreements between the parties with respect to the subject matter of this Amendment Agreement.

7.	This Amendment Agreement will enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

IN WITNESS WHEREOF the parties hereto have executed these presents as of the day and year first above written.

AMADOR GOLD CORP.                                            )
)
)
Per: _/s/ Alan Campbell__________________         )
           Alan Campbell, CFO & Director                        )

SIGNED and DELIVERED by                                       )
DENIS MORIN in the presence of:                             )
                                                                                          )
                                                                                          )
Witness Name (printed & signed)                                 )
                                                                                          )         /s/ Denis Morin
                                                                                          )         DENIS MORIN
Witness Address                                                             )
                                                                                          )
                                                                                          )

SIGNED and DELIVERED by                                        )
ROGER DENOMME in the presence of:                  )
                                                                                          )
                                                                                          )
Witness Name (printed & signed)                                 )

                                                                                          )         /s/ Roger Denomme
                                                                                          )         ROGER DENOMME
Witness Address                                                             )
                                                                                          )
                                                                                          )